Exhibit 10.1

CHANGE IN CONTROL AGREEMENT

WPCS INTERNATIONAL INCORPORATED

This Change in Control Agreement (“Agreement”) is made and entered into as of September 29, 2015 (the “Execution Date”), by and between WPCS International Incorporated (together with its successors and assigns, the “Company”) and Sebastian Giordano (“Executive,” together with the Company, the “Parties”).

RECITALS

A. Executive is employed by the Company and possesses intimate and essential knowledge about the Company and its operations.

B. The Company recognizes the possibility of a future Change in Control (as defined in Section 3 below), which may alter the nature and structure of the Company, and recognizes that the uncertainty regarding the consequences of such an event may adversely affect the Company’s ability to retain Executive.

C. In order to induce Executive to remain employed with the Company, the Company desires to provide a payment to Executive in the event of a Change in Control, and Executive desires to be so induced.

D. The Parties desire to set forth in writing the terms and conditions of their agreement with respect to the Company’s provision of a payment to Executive in the event of a Change in Control.

NOW, THEREFORE, in consideration of the mutual covenants and obligations herein contained, it is mutually agreed between the Parties as follows:

1. Term. This Agreement shall continue for a term commencing on the Execution Date and ending on the fourth anniversary of the Execution Date (the “Initial Term”), and shall be automatically renewed from year to year thereafter for successive one-year terms (each, a “Renewal Term”), unless at least 30 days prior to the expiration of the Initial Term or any Renewal Term, either Party gives written notice of non-renewal to the other, in which case this Agreement will expire at the conclusion of either the Initial Term or the Renewal Term, whichever is applicable. Notwithstanding any provision of this Agreement to the contrary, this Agreement may be terminated at any time prior to the expiration of the Initial Term or a Renewal Term (as applicable), as provided in Section 2 below.

2. At-Will Status. Notwithstanding any provision of this Agreement to the contrary, Executive is employed at-will, so that either Party may terminate Executive’s employment at any time, with or without notice, for any or no reason. This Agreement shall terminate as of a Termination (as defined in Section 3 Below); provided, however, that the termination of this Agreement shall in no way eliminate, reduce or otherwise impact any obligations previously accrued (prior to such termination) under Section 4 below or the obligations contained in Section 10 below.

3. Definitions. As used in this Agreement, the following terms have the meanings set forth below:

(a) “2014 Equity Incentive Plan” means the WPCS International Incorporated 2014 Equity Incentive Plan, as it may be amended from time to time, or any successor plan thereto.

(b) “Change in Control” has the meaning set forth in the 2014 Equity Incentive Plan.

(c) “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. References to the Code shall include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder.

(d) “Termination” means Executive’s termination of employment from the Company and each affiliate and subsidiary thereof, at any time, for any or no reason.

4. Effect of Change in Control. In the event of a Change in Control prior to a Termination, Executive shall be entitled to a lump-sum payment in an amount equal to $350,000, to be made no later than 60 days following the date of the Change in Control, subject to Section 5 below, and Executive shall not be entitled to any further payments under this Agreement.

5. Conditions to Change in Control Payment. In the event of a Change in Control prior to a Termination, Executive shall receive the payment set forth in Section 4 above only if Executive executes and does not revoke a general release in a form reasonably satisfactory to the Company within 21 days (or such longer period to the extent required by applicable law) of the date of the Change in Control, which release shall be provided to Executive as of the date of the Change in Control. In the event the Company reasonably believes that Executive has breached, or has threatened to breach, any provision of this Agreement, the Company shall immediately terminate all payments and Executive shall no longer be entitled to such payments and further shall be required to reimburse any payments under Section 4 above, previously made by the Company. Such termination of payments shall be in addition to any and all legal and equitable remedies available to the Company, including injunctive relief.

6. Taxes. All payments and benefits described in this Agreement shall be subject to any and all applicable federal, state and local income, employment and other taxes, and the Company will deduct from each payment to be made to Executive under this Agreement such amounts, if any, required to be deducted or withheld under applicable law.

7. Section 409A. This Agreement is intended to comply with Code Section 409A to the extent subject thereto and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered to be in compliance therewith. Any payments described in this Agreement that are due within the “short-term deferral period” as defined in Code Section 409A shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding any other provision with respect to the timing of payments under Section 4 above, any payments provided under this Agreement to be made upon a Change in Control that constitute deferred compensation subject to Code Section 409A shall not be made until the Company undergoes a “change in control event” under Code Section 409A, but only to the extent required by Code Section 409A. The Parties will negotiate in good faith and jointly execute an amendment to modify this Agreement to the extent necessary to comply with the requirements of Code Section 409A. Executive hereby acknowledges that the Company makes no representations or warranties regarding the tax treatment or tax consequences of any compensation, benefits or other payments under this Agreement, including by operation of Code Section 409A.

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8. Code Section 280G Limitation on Benefits. It is the intention of the Parties that no payments by the Company to or for the benefit of Executive under this Agreement or any other agreement or plan pursuant to which Executive is entitled to receive payments or benefits shall be non-deductible to the Company by reason of the operation of Code Section 280G relating to parachute payments. If all, or any portion, of the payments provided under this Agreement, either alone or together with other payments and benefits that Executive receives or is entitled to receive from the Company, would constitute a “parachute payment” within the meaning of Code Section 280G, the payments and benefits provided under this Agreement shall be reduced to the extent necessary so that no portion thereof shall fail to be tax-deductible under Code Section 280G, in accordance with Code Section 409A. To the extent that payments exceeding such maximum deductible amount have been made to or for the benefit of Executive, such excess payments shall be refunded to the Company with interest thereon at the applicable federal rate determined under Code Section 1274(d), compounded annually within 30 days following written notice from the Company of such excess payments, in accordance with Code Section 409A.

9. No Mitigation. If Executive’s employment by the Company is terminated in connection with a Change in Control, in no event will any amounts payable hereunder be reduced in the event Executive obtains other employment.

10. Non-Competition; Nonsolicitation; Non-Disclosure; Company Property.

(a) While in the employ of the Company and for one year following Termination (the “Restricted Period”), regardless of the reason for such Termination, Executive shall not, directly or indirectly, alone or as a consultant, advisor, partner, officer, director, employee, joint venturer, lender or stockholder of any entity, accept employment, provide services to or establish any other relationship with any entity that competes with the business of the Company or any affiliate or subsidiary thereof, in each case in the capacity (or any substantially similar capacity) that Executive provided services to the Company or any affiliate or subsidiary thereof (the “Restricted Activities”).

(b) During the Restricted Period, regardless of the reason for Termination, Executive shall not, directly or indirectly, alone or as a consultant, advisor, partner, officer, director, employee, joint venturer, lender or stockholder of any entity, solicit or do business in any capacity with any customer or potential customer of the Company or any affiliate or subsidiary thereof (i) with whom Executive has had contact during the course of Executive’s employment with the Company or any affiliate or subsidiary thereof, or (ii) about whom Executive obtained confidential and proprietary information during the course of Executive’s employment with the Company or any affiliate or subsidiary thereof, for the purpose of engaging in any Restricted Activities. During the Restricted Period, regardless of the reason for Termination, Executive shall not, directly or indirectly, alone or as a consultant, advisor, partner, officer, director, employee, joint venturer, lender or stockholder of any entity, recruit or solicit for hire any Company or affiliate or subsidiary employee, agent, representative or consultant, or any such person who has terminated his/her relationship with the Company or any affiliate or subsidiary thereof within six months of Executive’s Termination.

(c) Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Company and its affiliates and subsidiaries, as they may exist from time to time, are valuable, special and unique assets of the business of the Company. Executive will not, during employment or after Termination, disclose any knowledge of the past, present, planned or considered business activities of the Company or any affiliate or subsidiary thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever, except as may be required by law.

(d) During Executive’s employment, Executive shall not make, use or permit to be used any Company Property other than for the benefit of the Company or any affiliate or subsidiary thereof. The term “Company Property” shall include all notes, business plans, memoranda, reports, lists, records, drawings, sketches, rolodexes, specifications, software programs, software code, data, computers, cellular telephones, pagers, personal digital assistants and their equivalents, credit and/or calling cards, keys, access cards, documentation or other materials of any nature and in any form, whether in written, printed, electronic or digital format or otherwise, relating to any matter within the scope of the business of the Company or any affiliate or subsidiary thereof or concerning any of their dealings or affairs, and any other Company or affiliate or subsidiary property in Executive’s possession, custody or control. Executive shall not, after Termination, use or permit others to use any such Company Property. Executive acknowledges that all Company Property shall be and remain the sole and exclusive property of the Company. Immediately upon Termination, Executive shall deliver all Company Property in Executive’s possession, and all copies thereof, to the Company.

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(e) Any breach of Executive’s obligations set forth in this Section 10 will cause irreparable damage to the Company and in the event of such breach the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violations of Executive’s obligations hereunder.

11. Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the Parties evidenced by this Agreement, the Parties hereby submit to and consent to the exclusive jurisdiction of the State of New York and agree that any related litigation shall be conducted solely in the courts of New York County, New York or the federal courts for the United States for the Southern District of New York, where this Agreement is made and/or to be performed, and no other courts.

12. Entire Agreement. This Agreement shall constitute the sole and entire agreement between the Parties with respect to the subject matter hereof, and supersedes and cancels all prior, concurrent and/or contemporaneous arrangements, understandings, promises, offers, agreements and/or discussions, whether written or oral, by or between the Parties, regarding the subject matter hereof; provided, however, that this Agreement is not intended to, and shall not, supersede, affect, limit, modify or terminate any written agreement or arrangement between the Parties that does not relate to the subject matter hereof.

13. Assignment. Executive acknowledges that the services to be rendered hereunder are unique and personal in nature. Accordingly, Executive may not assign any rights or delegate any duties or obligations under this Agreement. The rights and obligations of the Company under this Agreement shall automatically be assigned to the successors and assigns of the Company (including any successor in the event of a Change in Control, as well as any other entity that controls, is controlled by or is under common control with, any such successor), and shall inure to the benefit of, and be binding upon, such successors and assigns, as well as Executive’s heirs and representatives.

14. Notices. All notices required hereunder shall be in writing and shall be delivered in person or by certified or registered mail, return receipt requested, and shall be effective upon receipt if by personal delivery, or upon the fourth business day after being sent by certified or registered mail. All notices shall be addressed as follows or to such other address as the Parties may later provide in writing: if to the Company, to its then current principal business address, to the attention of the Board of Directors; and if to Executive, to Executive’s most recent address in the records of the Company.

15. Severability/Reformation. If any one or more of the provisions (or any part thereof) of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby, and this Agreement shall be construed and reformed to the maximum extent permitted by law. The language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either of the Parties.

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16. Modification. This Agreement and the rights, remedies and obligations contained in any provision hereof, may be modified or waived only in accordance with this Section 16. No waiver by either Party of any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement. This Agreement and its terms may not be waived, changed, discharged or terminated orally or by any course of dealing between the Parties, but only by a written instrument signed by the Party against whom any waiver, change, discharge or termination is sought.

17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

18. Section Headings. The descriptive section headings herein have been inserted for convenience only and shall not be deemed to define, limit or otherwise affect the construction of any provision hereof.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Execution Date.

WPCS International Incorporated

Sign Name:	\\David Allen \\

Print Name:	David Allen

Title:	CFO

Executive

Sign Name:	\\Sebastian Giordano\\

Print Name:	Sebastian Giordano

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